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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 11, 2002, accompanying the financial statements included in the Annual Report of Interlott Technologies, Inc. on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Interlott Technologies, Inc. on Form S-8 (No. 33-78092, No. 333-39374, and No. 333-62858).





                        /s/GRANT THORNTON LLP
                        ----------------------
                        Grant Thornton LLP
                        Certified Public Accountants


Cincinnati, Ohio
March 28, 2002